Exhibit 5.1

Charles J. Bair

+1 858 550 6142

cbair@cooley.com

March 6, 2023

Cidara Therapeutics, Inc.

6310 Nancy Ridge Drive, Suite 100

San Diego, California 92121

Ladies and Gentlemen:

You have requested our opinion, as counsel to Cidara Therapeutics, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of (i) up to 11,086,000 shares (the “Common Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), which includes up to 1,446,000 shares that may be sold by the Company pursuant to the exercise of an option to acquire additional Shares, pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-260970) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the base prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated March 3, 2023, relating to the Common Shares, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Common Prospectus”), and (ii) 286,000 shares (the “Preferred Shares”, and together with the Common Shares, the “Shares”) of the Company’s Series X Convertible Preferred Stock, par value $0.0001 per share, which Preferred Shares shall be convertible into up to 2,860,000 shares of Common Stock (the “Conversion Shares”), pursuant to the Registration Statement, the Base Prospectus, and the prospectus supplement dated March 3, 2023, relating to the Preferred Shares, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus and the Common Prospectus, the “Prospectuses”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectuses, the Company’s certificate of incorporation and bylaws, each as currently in effect, and originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

With regard to our opinion below with respect to the Conversion Shares to be issued after the date hereof, we express no opinion to the extent that future issuances of securities of the Company, antidilution adjustments to outstanding securities of the Company and/or other matters cause the Shares to be convertible into more shares of the Company’s Common Stock than the number that are available for issuance by the Company.

COOLEY LLP    10265 SCIENCE CENTER DRIVE    SAN DIEGO, CA    92121

T: (858) 550-6000 F: (858) 550-6420 COOLEY.COM

Cidara Therapeutics, Inc. March 6, 2023 Page Two

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. We express no opinion as to whether any other laws are applicable to the subject matter hereof and express no opinion as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold and issued against payment therefor as provided in the Registration Statement and the Prospectuses, will be validly issued, fully paid and nonassessable and (ii) the Conversion Shares have been duly authorized and, when issued in accordance with the terms of the Shares, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectuses and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

COOLEY LLP

By:	/s/ Charles J. Bair
Charles J. Bair

COOLEY LLP    10265 SCIENCE CENTER DRIVE    SAN DIEGO, CA    92121

T: (858) 550-6000 F: (858) 550-6420 COOLEY.COM